UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2011

Universal Gold Mining Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-140900	20-4856983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Mr. Craig Niven 18 Pall Mall, 2nd Floor London, United Kingdom	SW1Y 5LU
(Address of principal executive offices)	(Zip Code)

702-800-7323

 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K, terms such as “we,” “our” and “us” refer to the registrant, Universal Gold Mining Corp., a Nevada corporation.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2011, David Cather resigned from his positions as our Interim Chief Executive Officer and as a member of our Board of Directors and any committees thereof effective immediately.

We will not be nominating a director to replace Mr. Cather at the current time.  The remaining members of the Board of Directors have appointed Craig Niven, 54, as Interim Chief Executive Officer, by written consent in lieu of a meeting, effective as of October 18, 2011.  Mr. Niven will act as our sole officer until we appoint additional officers.  Mr. Niven will serve as our Interim Chief Executive Officer until his successor is duly appointed and qualified or until his earlier resignation or removal.

Mr. Niven has been a member of our Board of Directors since June 2010 and has served as our Assistant Secretary and Interim Chief Financial Officer since November 2010 and December 2010, respectively. Mr. Niven is Chief Executive, an Investment Director and a 48% shareholder of Arlington Group Asset Management Limited, which is the Investment Manager of the Arlington Special Situations Fund Limited. He was previously Chief Executive of Arlington Group Plc (a London Stock Exchange AIM listed investment company). Prior to that, Mr. Niven acted as investment adviser to a number of public and private investment vehicles and was Chairman and Founding Director of Griffin Mining Limited. Until 1995, Mr. Niven was a Director and Head of Corporate Finance at ANZ Grindlays Bank plc where he was responsible for origination and execution of cross border transactions in Europe, Asia and Africa. He is currently a director of Power Capital Global Limited. He also has a number of private interests in property, gaming and media related businesses. Mr. Niven has a Masters degree in Economics from St. Catharine’s College Cambridge and is a Chartered Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL GOLD MINING CORP.

By:	/s/ Craig Niven
Name: Craig Niven
Title: Interim Chief Executive Officer, Interim Chief Financial Officer and Assistant Secretary

Dated: October 19, 2011